STATERA BIOPHARMA

(NASDAQ: STAB)



Restoring Immune Health

3Q 2021 Financial Results Conference Call

November 2021

FORWARD LOOKING STATEMENTS

This presentation contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical fact contained in this presentation, including statements regarding the expected clinical development timeline for the Company's product candidates, future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals, impact of any laws or regulations applicable to the Company, and plans and objective of management for future operations are forward-looking statements. The words "anticipate," "believe," "continue," "should," "estimate," "expect," "intend," "may," "plan," "project," "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on the current expectations about future events held by management. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. The Company's actual future results may differ materially from those discussed here for various reasons. The Company discusses many of these risks under the heading "Risk Factors" in the proxy statement/prospectus filed with the SEC on June 10, 2021, as updated by the Company's other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this presentation are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

Rethinking Immunotherapies

Statera Biopharma intends to become the leader in developing and commercializing therapies that help **restore** the immune system and keep it in **homeostasis** which we believe is safer and more effective

Our Approach	Developing immunotherapies that **restore** dysfunctional immune systems to a state of **homeostasis** evolutionarily designed to fight cancers, emerging viruses and not result in autoimmune disease (overactive immune system)



Immature dendritic cell (tolerogenic)
Immunogenic DC
Mature tolerogenic DC
TGF-β IL-10
Foxp3⁺ Treg expansion
Foxp3⁺ Treg
TGF-β
Self peptides
Tr-1
Autoantigen-specific Foxp3⁺ Tregs
IL-2
Naive self-peptide reactive T cell
Breg
Protection of self





Immature DC
Activation of innate immune system
Tolerogenic DC
Immunogenic DC
Proinflammatory cytokines TNF-α, IL-6, IFN-α, IL-12, IL-23
Foxp3⁺ Treg
Immunogenic DC
TGF-β IL-6
IFN-γ IL-12
IL-4
Th17
Th1
Th2
CD8
CD4
Clearance of pathogen

Horwitz et al., Rebalancing Immune Homeostasis to Treat Autoimmune Diseases, Trends in Immunology (2019),

2021-2022 Potential Catalysts

Potential Catalysts	Potential Near-Term Catalysts (12-24 Months)

Expected Studies	• Phase 3 Crohn's Study with STAT-201
	  • Expect to begin patient enrollment in 1Q21
	• COVID Study with STAT-205
	  • Acute COVID-19 PK/ biomarker and safety study expected to begin patient enrollment in November
	  • Post-acute COVID-19 study expected to evaluate safety and ability to improve disease progression or resolve long-term symptoms
	• Clinical Hematology Study with Entolimod
	• Phase 1b/2 Pancreatic Cancer Study with STAT-401

Collaborators	ICON; Loma Linda University Clinical Trial Center; La Jolla Institute for Immunology; Roswell Park Comprehensive Cancer Center; PharPoint Research

STATERA BIOPHARMA

(NASDAQ: STAB)

3Q 2021 Financial Results

3Q 2021 Financial Results

- R&D expenses decreased from $4.4 million for 3Q20 to $3.4 million for the 3Q21 or 21.6%
  - The decrease is primarily attributable to one-time patent expenses totaling $3.8 million incurred in 2020 related to the transfer of intellectual property to old Cytocom by Immune Therapeutics, Inc., the former parent company, offset by increased spending on R&D programs for 3Q21 ($3.4 million), compared to $0.5 million 3Q20

- G&A expenses increased from $1.8 million for the 3Q20 to $6.3 million for 3Q21, an increase of $4.5 million or 252.8%
  - Most of the increase year over year is attributable to headcount growth.
  - Also, in 2020 old Cytocom was a private company, and the costs of going and being public through the merger added significantly to G&A in 2021

- Statera posted a net loss from operations of $12.7 million, or ($0.47) per basic and diluted share for the 3Q21 compared to a net loss of $5.7 million, or ($1.84) per share for 3Q20
  - The loss in 2021 included accruals for legal settlements of $1.8 million and interest and other share-related expenses of $0.7 million

Financing Arrangements

- Loan and Security Agreement, closed in April, 2021, with Avenue Venture Opportunities Fund
  - Drew down the full $15 million loan amount in May 2020
  - Required to place $5 million of the proceeds in escrow, and the $10 million balance became available to use for general operation purposes
  - The $5 million will be released from escrow when we meet conditions of the agreement, particularly the issuance of additional equity in excess of $20 million

- Equity line of credit, entered into in May, 2021, with GEM Global Yield LLC
  - Under the GEM deal, we may sell, from time to time, up to $75 million shares of its common stock at a price per share equal to 90% of the recent trading price of the Company's common stock
  - The availability of the full $75 million is subject to certain caveats, including being subject to the NASDAQ rule that no single shareholder may own or control more than 19.99% of the Company's stock

- At September 30, 2021, Statera had cash, cash equivalents and restricted cash of $14.4 million

(NASDAQ: STAB)

Clinical Overview

STAT-205: COVID UPDATE

- Active IND for STAT-205 in COVID-19
- Expanding IND to Post-Acute COVID-19
- Initiating PK/biomarker and safety study in acute COVID-19
- Planning clinical study in the post-acute to evaluate safety and ability to improve disease progression or resolve long-term symptoms

Near-term Pipeline Focus

Initially targeting Autoimmune, Oncology and Hematology

Autoimmune	Oncology	Hematology
Crohn's Disease (STAT-201)	**Pancreatic Cancer (STAT-401)**	**Acute Neutropenia & Anemia (Entolimod™)**

STATERA BIOPHARMA

Question and Answer Session


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